Exhibit 10.6
                                  ------------



                            LEASE EXTENSION AGREEMENT
                            AND CONTRACT TO PURCHASE


         THIS AGREEMENT, made and entered into on this 1st day of November , 2002, by and between Alcoh Development, Inc., a Utah corporation, Alan S. Cohen, Orlene H. Cohen and Reelman Investments, L.C., a Utah limited liability company (all hereinafter referred to as "Lessor") and BSD Medical, Inc., a Delaware corporation (hereinafter referred to as "Lessee").

                                    RECITALS:

A. The parties have entered into a Lease Agreement with respect to the property located at 2188 West 2200 South, West Valley City, Utah (the "Lease").

B.       The Lease expires on December 1, 2002.

C. The parties wish to extend the Lease for a term of five years ("Extension Period") in accordance with the terms and conditions set forth herein.

         NOW, THEREFORE, the parties agree and contract as follows:


         1. The rent for each month of the Extension Period shall be as follows:

         Year 1 of Extension Period:         December  1, 2002 to  November  30,
                                             2003,  the  monthly  rent  shall be
                                             $6,859.65.

         Year 2 of Extension Period:         December  1, 2003 to  November  30,
                                             2004,  the  monthly  rent  for  the
                                             first year of the Extension  Period
                                             plus the Cost of Living Increase.

         Year 3 of Extension Period:         December  1, 2004 to  November  30,
                                             2005,  the  monthly  rent  for  the
                                             second year of the Extension Period
                                             plus the Cost of Living Increase.

         Year 4 of Extension Period:         December  1, 2005 to  November  30,
                                             2006,  the  monthly  rent  for  the
                                             third year of the Extension  Period
                                             plus the Cost of Living Increase.

         Year 5 of Extension Period:         December  1, 2006 to  November  30,
                                             2007,  the  monthly  rent  for  the
                                             fourth year of the Extension Period
                                             plus the Cost of Living Increase.

2. The terms of the Lease shall remain the same, other than paragraph 43, "Option to Purchase" which is as follows: The option to purchase the subject property may be exercised only in the event that the Lease is in full force and effect on the date of exercise and Lessee is in occupancy of the building, and Lessee is not in default (including any applicable cure or grace period).

         a. The option shall be exercised by giving 60 days prior written notice to the month in which the sale shall close.

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


         b.   (1)    If the option is exercised to be closed on the first day of the 72nd month of this Lease, the option price shall be $1,000,000.00.

              (2) If the option is exercised to be closed on the first day of the 84th month of this Lease, the option price shall be $1,050,000.00.

              (3) If the option is exercised to be closed on the first day of the 96th month of this Lease, the option price shall be $1,100,000.00.

              (4) If the option is exercised to be closed on the first day of the 108th month of this Lease, the option price shall be $1,150,000.00.

              (5) If the option is exercised to be closed on the first day of the 120th month of this Lease, the option price shall be $1,200,000.00.

         If the option is exercised with the sale of the property to be closed in between any of the dates set forth above the option price shall be a prorated price between the amount stated for any dates in between. For example, if the closing is to take place on the first day of the 78th month, the price would be $1,025,000.00.

         c. The option shall be paid in cash. The option expires at the end of the 120th month.

         d. At the time of the exercise of the option, Lessor will provide a standard owners policy of title insurance to Lessee. All other closing costs shall be split equally between Lessor and Lessee. Conveyance shall be by Special Warranty Deed.

         e. The sale shall be without warranty of any sort. Lessee to accept the premises "As Is."

3.       The Cost of Living Increase calculation is set forth on Exhibit B.

         In witness whereof, the parties hereto have signed their names on the day and year first written above.

LESSEE   BSD Medical, Inc.

By:   /s/  Yourdkfdjkkj                         Its:    President
     -----------------------------------


LESSOR

  Alcoh Development, Inc., a Utah corp.

By:                                             Its:    Pres.
     -----------------------------------


Orlene H. Cohen:
                  ----------------------


Alan S. Cohen:
                ------------------------

Reelman Investments, L.C., a Utah limited liability company

By:                                             Its:    Manager
     -----------------------------------


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EXHIBIT B
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                             COST OF LIVING INCREASE
                             -----------------------


         a. The rent for the period from December 1, 2003 to November 30, 2004 year shall be based upon a formula to reflect increases in the cost of living from the first year of the Extension Period of the lease, i.e. December 1, 2002 to November 30, 2002. In computing the increase in rent, the index used shall be the Consumer Price Index for Urban Consumers - U.S. City Average - All Items - CPI-U - A (1982-1984 = 100), hereinafter called the Index, published by the Bureau of Labor Statistics of the United States Department of Labor. There shall be no reduction in rent in the event that the cost of living index decreases.

         b. The Index number indicated in the column "Avg." (average) or, if that column is not published, the average of the months from December 2001 through November 2002, shall be the Base Index Number and the corresponding Index number for the months for December 2002 through November 2003, shall be the Current Index Number.

         c. The Current Index Number shall be divided by the Base Index Number. From the quotient thereof, there shall be subtracted the integer 1, and any resulting positive number shall be deemed to be the percentage of increase in the cost of living.

         d. The rent increase for each month of Year 2 of the Extension Period shall be computed by multiplying the rent for Year 1 ($5,914.65) by the percentage increase. The rent for each month of Year 3 of the Extension period shall be computed by multiplying the rent for Year 2 by the Cost of Living Increase, using Year 1 as the Base Index Number and Year 2 as the Current Index Number. The subsequent years shall be computed accordingly. In calculating the Cost of Living Increase for Year 4, the Index number for Year 2 shall be the Base Index Number and that for Year 3 the Current Index Number. In calculating the Cost of Living Increase for Year 5, the Index number for Year 3 shall be the Base Index Number and that for Year 4 shall be the Current Index Number.

         e. The Lessor shall, within a reasonable time after obtaining the appropriate date necessary for computing such increase, give the Lessee notice of any increase so determined. Payment of the increase shall be made monthly as indicated above. Payment of the increase in rent for the period prior to Lessor's computations of the increase shall be paid within thirty (30) days after Lessor notifies Lessee of the amount of the cost of living increase.

         f. If publication of the Consumer Price Index shall be discontinued, the parties hereto shall thereafter accept comparable statistics on the cost of living as they shall be computed and published by an agency of the United States Government or by a responsible financial periodical of recognized authority then to be selected by the parties hereto, or if the parties cannot agree upon a selection, by arbitration. In the event of either (a) use of comparable statistics in place of the Consumer Price Index as above mentioned. Or (b) publication of the Index figure at other than monthly intervals, there shall be made in the method of computation herein provided such revisions as the circumstances may require to carry out the intent of this paragraph.



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